UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 18, 2011

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

John G. Melo, the Chief Executive Officer of Amyris, Inc. (the “Company”), adopted a stock trading plan (the “Trading Plan”) in December 2010 in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, providing for the sale of shares of the Company’s common stock during a one year period commencing March 28, 2011. All shares subject to the Trading Plan have now been sold, representing approximately 15.7% of the shares deemed to be beneficially owned by Mr. Melo as set forth in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders. Mr. Melo has not sold other shares of the Company’s common stock since the completion of the Company’s initial public offering in September 2010.

Mr. Melo has advised the Company that he does not anticipate selling additional shares during 2011, but may transfer up to 60,000 shares to various charitable organizations during the remainder of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 18, 2011	By:	/s/ Tamara Tompkins
Tamara Tompkins
EVP and General Counsel